Exhibit 99.1

             Standard & Poor's Revises ProAssurance Outlook Upward

     BIRMINGHAM, Ala.--(BUSINESS WIRE)--Jan. 24, 2007--Standard & Poor's says ProAssurance's (NYSE: PRA) outlook is being revised upward, to "Stable." The upward revision also applies to The Medical Assurance Company, Inc., ProNational Insurance Co., and NCRIC Group Inc., the individually rated insurance subsidiaries of ProAssurance. Standard and Poor's also affirmed its "A-" financial strength rating on ProAssurance and the rated subsidiaries, as well as its "BBB-" credit rating on the Corporation.

     "The upward revision of our outlook by Standard & Poor's is a testament to the financial security we offer our insureds," said Chairman and CEO A. Derrill Crowe, M.D.

     Standard & Poor's said in a news release that the affirmed ratings reflect "...the group's strong operating performance in its core professional liability segment, strong competitive position, strong capitalization, and strong financial flexibility." Details may be accessed through the ratings section of www.StandardandPoors.com.

     About ProAssurance

     ProAssurance Corporation is the nation's fourth largest writer of medical professional liability insurance through our principal subsidiaries The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., Physicians Insurance Company of Wisconsin, Inc., and Red Mountain Casualty Insurance Company, Inc. We also write professional liability coverage through Woodbrook Casualty Insurance, Inc.


     CONTACT: ProAssurance Corporation
              Frank B. O'Neil, 800-282-6242 or 205-877-4461
              Sr. Vice President, Corporate Communications &
              Investor Relations
              foneil@ProAssurance.com